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                                                                    EXHIBIT 12.1

                      SUMMIT PROPERTIES PARTNERSHIP, L.P.

               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                    THREE AND SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                              THREE MONTHS   SIX MONTHS
                                                                 ENDED         ENDED
                                                                JUNE 30,      JUNE 30,
                                                              ------------   ----------
Funds from operations before fixed charges:
  Income (loss) before extraordinary items..................    $15,868       $22,760
  Interest:
     Expense incurred.......................................      7,458        14,446
     Amortization of deferred financing costs...............        203           513
                                                                -------       -------
          Total.............................................    $23,529       $37,719
                                                                =======       =======
Fixed charges:
  Interest expense..........................................    $ 7,458       $14,446
  Interest capitalized......................................      1,495         2,629
  Rental fixed charges......................................         34            73
  Amortization of deferred financing costs..................        203           513
                                                                -------       -------
          Total.............................................    $ 9,190       $17,661
                                                                =======       =======
Ratio of earnings to fixed charges..........................       2.56          2.14
                                                                =======       =======
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